                                                                    Exhibit 10.1


                    * * * * * * * * * * * * * * * * * * * *

                                     Lease

                    * * * * * * * * * * * * * * * * * * * *

                                    Between


                         TARGETED GENETICS CORPORATION
                                    (Tenant)


                                      and


                         CARRAMERICA REALTY CORPORATION
                                   (Landlord)


                                 June 30, 2000

                                 NET RENT FORM
                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
1.       LEASE AGREEMENT............................................................   3
2.       RENT.......................................................................   3
 A.      Types of Rent..............................................................   3
  (1)    Base Rent..................................................................   4
  (2)    Operating Cost Share Rent..................................................   4
  (3)    Tax Share Rent.............................................................   4
  (4)    Additional Rent............................................................   4
  (5)    Rent.......................................................................   4
 B.      Payment of Operating Cost Share Rent and Tax Share Rent....................   4
  (1)    Payment of Estimated Operating Cost Share Rent and Tax Share Rent..........   4
  (2)    Correction of Operating Cost Share Rent....................................   4
  (3)    Correction of Tax Share Rent...............................................   5
 C.      Definitions................................................................   5
  (1)    Included Operating Costs...................................................   5
  (2)    Excluded Operating Costs...................................................   5
  (3)    Taxes......................................................................   6
  (4)    Lease Year.................................................................   7
  (5)    Fiscal Year................................................................   7
 D.      Computation of Base Rent and Rent Adjustments..............................   7
  (1)    Prorations.................................................................   7
  (2)    Default Interest...........................................................   7
  (3)    Rent Adjustments...........................................................   7
  (4)    Books and Records..........................................................   8
  (5)    Miscellaneous..............................................................   8
 E.      Real Estate Taxes and Assessments..........................................   8
3.       PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES   8
 A.      Condition of Premises......................................................   8
 B.      Tenant's Possession........................................................   8
 C.      Tenant's Maintenance.......................................................   9
 D.      Landlord's Maintenance.....................................................   9
 E.      Landlord's Failure to Maintain.............................................   9
4.       PROJECT SERVICES...........................................................   9
 A.      Intentionally Omitted......................................................   9
 B.      Elevators..................................................................   9
 C.      Electricity................................................................   9
 D.      Water......................................................................   9
 E.      Janitorial and Garbage Service.............................................  10
 F.      Interruption of Services...................................................  10
5.       ALTERATIONS AND REPAIRS....................................................  10

 A.      Landlord's Consent and Conditions..........................................  10
 B.      Damage to Systems..........................................................  11
 C.      No Liens...................................................................  12
 D.      Ownership of Improvements..................................................  12
 E.      Removal at Termination.....................................................  12
6.       USE OF PREMISES............................................................  12
7.       GOVERNMENTAL REQUIREMENTS AND BUILDING RULES...............................  13
8.       WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE...............................  13
 A.      Indemnification............................................................  13
 B.      Tenant's Insurance.........................................................  14
 C.      Insurance Certificates.....................................................  15
 D.      Landlord's Insurance.......................................................  15
9.       FIRE AND OTHER CASUALTY....................................................  15
 A.      Termination................................................................  15
 B.      Restoration................................................................  16
10.      EMINENT DOMAIN.............................................................  16
11.      RIGHTS RESERVED TO LANDLORD................................................  16
 A.      Name.......................................................................  16
 B.      Signs......................................................................  16
 C.      Window Treatments..........................................................  16
 D.      Keys.......................................................................  17
 E.      Access.....................................................................  17
 F.      Preparation for Reoccupancy................................................  17
 G.      Heavy Articles.............................................................  17
 H.      Show Premises..............................................................  17
 I.      Intentionally Omitted......................................................  17
 J.      Use of Lockbox.............................................................  17
 K.      Repairs and Alterations....................................................  17
 L.      Landlord's Agents..........................................................  18
 M.      Building Services..........................................................  18
 N.      Other Actions..............................................................  18
12.      TENANT'S DEFAULT...........................................................  18
 A.      Rent Default...............................................................  18
 B.      Assignment/Sublease or Hazardous Substances Default........................  18
 C.      Other Performance Default..................................................  18
 D.      Credit Default.............................................................  18
 E.      Abandonment Default........................................................  19
13.      LANDLORD REMEDIES..........................................................  19
 A.      Termination of Lease or Possession.........................................  19
 B.      Lease Termination Damages..................................................  19
 C.      Possession Termination Damages.............................................  19
 D.      Landlord's Remedies Cumulative.............................................  20
 E.      WAIVER OF TRIAL BY JURY....................................................  20
 F.      Litigation Costs...........................................................  20
14.      SURRENDER..................................................................  20
15.      HOLDOVER...................................................................  20

16.      SUBORDINATION TO GROUND LEASES AND MORTGAGES...............................  21
 A.      Subordination..............................................................  21
 B.      Termination of Ground Lease or Foreclosure of Mortgage.....................  21
 C.      Security Deposit...........................................................  21
 D.      Notice and Right to Cure...................................................  21
 E.      Definitions................................................................  21
17.      ASSIGNMENT AND SUBLEASE....................................................  22
 A.      In General.................................................................  22
 B.      Landlord's Consent.........................................................  22
 C.      Procedure..................................................................  22
 D.      Permitted Transfers........................................................  23
 E.      Excess Payments............................................................  23
 F.      Recapture..................................................................  23
 G.      Permitted Encumbrance......................................................  23
18.      CONVEYANCE BY LANDLORD.....................................................  24
19.      ESTOPPEL CERTIFICATE.......................................................  24
20.      SECURITY DEPOSIT...........................................................  24
21.      FORCE MAJEURE..............................................................  25
22.      LANDLORD'S DEFAULT.........................................................  26
23.      NOTICES....................................................................  26
 A.      Landlord...................................................................  27
 B.      Tenant.....................................................................  27
24.      QUIET POSSESSION...........................................................  27
25.      REAL ESTATE BROKER.........................................................  27
26.      MISCELLANEOUS..............................................................  28
 A.      Successors and Assigns.....................................................  28
 B.      Date Payments Are Due......................................................  28
 C.      Meaning of "Landlord", "Re-Entry," "including" and "Affiliate..............  28
 D.      Time of the Essence........................................................  28
 E.      No Option..................................................................  28
 F.      Severability...............................................................  28
 G.      Governing Law..............................................................  28
 H.      Lease Modification.........................................................  28
 I.      No Oral Modification.......................................................  28
 J.      Landlord's Right to Cure...................................................  28
 K.      Captions...................................................................  28
 L.      Authority..................................................................  28
 M.      Landlord's Enforcement of Remedies.........................................  29
 N.      Entire Agreement...........................................................  29
 O.      Landlord's Title...........................................................  29
 P.      Light and Air Rights.......................................................  29
 Q.      Singular and Plural........................................................  29
 R.      No Recording by Tenant.....................................................  29
 S.      Exclusivity................................................................  29
 T.      No Construction Against Drafting Party.....................................  29
 U.      Survival...................................................................  29

 V.      Rent Not Based on Income...................................................  29
 W.      Building Manager and Service Providers.....................................  29
 X.      Late Charge and Interest on Late Payments..................................  30
 Y.      Tenant's Financial Statements..............................................  30
 Z.      Parking....................................................................  30
27.      UNRELATED BUSINESS INCOME..................................................  30
28.      HAZARDOUS SUBSTANCES.......................................................  30
29.      EXCULPATION................................................................  31

APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - LEGAL DESCRIPTION
ADDENDUM 1 - EXTENSION OPTION

                                     LEASE

        THIS LEASE (the "Lease") is made as of ____________, 2000 between CarrAmerica Realty Corporation, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as "Building A" and the land (the "Land") located at 22011 - 26th Avenue S.E., Bothell, Washington 98021. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A. The Land is legally described on Appendix F hereto.

        The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

        1. Tenant:  Targeted Genetics Corporation, a Washington corporation
        2. Premises: Building A, Canyon Park East, 22011 - 26th Avenue S.E., Bothell, Washington.
        3. Rentable Square Feet of the Premises: 75,692, representing the gross building area determined in accordance with BOMA standard Z61.1-1996, less major building penetrations
        4. Tenant's Proportionate Share: (a) 100% (based upon a total of 75,692 rentable square feet for Building A) as to all Operating Costs relating solely to Building A, including, without limitation, building management fee in the sum of three percent (3%) of Base Rent, window cleaning and property insurance; (b) 100% of all other Operating Costs of the Project, including without limitation, landscape costs, parking lot repair and maintenance, and Landlord's liability insurance costs; (c) 100% of all Taxes payable by Landlord; and (d) an amount fairly and equitably apportioned by Landlord, based on the rentable square feet in the Premises and the total rentable square feet in the remainder of the buildings in Landlord's Pacific Northwest portfolio, of Landlord's administration and overhead costs.
        5. Security Deposit:  See Section 20.
        6. Tenant's Real Estate Broker for this Lease:  The Staubach Company
        7. Landlord's Real Estate Broker for this Lease:  Collier's
           International
        8. Tenant Improvements, if any: See the Tenant Improvement Agreement attached hereto as Appendix C.
        9. Commencement Date: The date that Landlord delivers possession of the Premises to Tenant in accordance with Section 3A, currently estimated to be October 1, 2000. Landlord shall give Tenant at least forty-five
           (45) days' written notice of its good faith estimate of the Commencement Date. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.
       10. Termination Date/Term: Fifteen (15) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then fifteen (15) years after the first day of the following month, subject to the terms of Tenant's Extension Option set forth in Addendum 1 hereto.
       11. Guarantor:  N/A
       12. Base Rent:

                           Annual Base Rent
                             Per Rentable            Annual            Monthly
            Period           Square Foot            Base Rent         Base Rent
            ------         ----------------      -------------       -----------
          Months 1 - 3         $11.25*           $  851,535.00*      $      0.00

          Months 4 - 12        $11.25*           $  851,535.00*      $ 94,615.00

          Years 2 - 5          $15.00            $1,135,380.00       $ 94,615.00

          Years 6 - 10         $18.00            $1,362,456.00       $113,538.00

          Years 11 - 15        $21.61            $1,635,704.00       $136,308.67

*Annualized amounts based on 3 months' initial free Base Rent.


     1.   LEASE AGREEMENT.  On the terms stated in this Lease, Landlord leases
          ---------------
the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

     2.   RENT.
          ----

     A.   Types of Rent.  Tenant shall pay the following Rent in the form of a
          -------------
check to Landlord at the following address:

          CarrAmerica Realty Corporation
          t/a Canyon Park East
          P.O. Box 100267
          Atlanta, GA 30384-0566

or by wire transfer as follows:

          NationsBank, N.A. (South)
          ABA Number 061-000-052
          Account Number 00 325 580 8067

or in such other manner as Landlord may notify Tenant:

          (1) Base Rent in monthly installments in advance, the first monthly
              ---------
     installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

          (2) Operating Cost Share Rent in an amount equal to the Tenant's
              -------------------------
     Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

          (3) Tax Share Rent in an amount equal to the Tenant's Proportionate
              --------------
     Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

          (4) Additional Rent in the amount of all costs, expenses, liabilities,
              ---------------
     and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

          (5) Rent as used in this Lease means Base Rent, Operating Cost Share
              ----
     Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

     B.   Payment of Operating Cost Share Rent and Tax Share Rent.
          -------------------------------------------------------

          (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent.
              -----------------------------------------------------------------
     Landlord shall estimate the Operating Costs and Taxes payable by Landlord of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

          Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          (2) Correction of Operating Cost Share Rent.  Landlord shall deliver
              ---------------------------------------
     to Tenant a report for the previous fiscal year (the "Operating Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

          (3) Correction of Tax Share Rent.  Landlord shall deliver to Tenant a
              ----------------------------
     report for the previous fiscal year (the "Tax Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes payable by Landlord, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty
     (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Tax Share Rent next coming due, or, as to any excess payment occurring at the end of the Lease term, promptly refund the same to Tenant.

     C.   Definitions.
          -----------

          (1) Included Operating Costs. "Operating Costs" means any expenses,
              ------------------------
     costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that Landlord shall be responsible, at its sole cost, for ensuring that the Project complies with governmental requirements applicable upon delivery of the Premises to Tenant, and the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

          (2) Excluded Operating Costs.  Operating Costs shall not include:
              ------------------------

          (a)  costs of alterations of tenant premises;

          (b)  costs of capital improvements other than Included Capital Items;

          (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

          (d)  real estate brokers' leasing commissions;

          (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

          (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except for the deductible amount in connection with an insured loss;

          (g)  depreciation;

          (h) franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

          (i) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

          (j) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

          (k) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

          (l)  fines, penalties and interest;

          (m)  repairs to the structural portions of the Building;

          (n) any liabilities, costs or expenses associated with the removal, enclosure, encapsulation, or any other handling of any Hazardous Substances, as defined in Section 28, below, not caused by Tenant, its agents, employees, contractors, invitees or licensees, and/or for which Tenant is not otherwise liable under
               Section 28; and

          (o) costs of repairing or replacing the structural elements of the Building, except for Included Capital Items, and except to the extent required in connection with routine maintenance and repair of said structural elements of the Building.

          (3) Taxes.  "Taxes" means any and all taxes, assessments and charges
              -----
     of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. To the extent, if any, that any of the following are not paid directly to the taxing authority by Tenant pursuant to Section 2E, below, Taxes shall include personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of

     Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

          For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

          Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes; nor shall Tenant's share of Tax Share Rent include the real estate taxes, special or general assessments or other ad valorem taxes on the Project payable directly by Tenant pursuant to Section 2E below.

          (4) Lease Year.  "Lease Year" means each consecutive twelve-month
              ----------
     period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          (5) Fiscal Year.  "Fiscal Year" means the calendar year, except that
              -----------
     the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

     D.   Computation of Base Rent and Rent Adjustments.
          ---------------------------------------------

          (1)  Prorations.  If this Lease begins on a day other than the first
               ----------
     day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

          (2) Default Interest.  Any sum due from either party to the other not
              ----------------
     paid when due shall bear interest from the date due until paid at eighteen percent (18%) per annum.

          (3) Rent Adjustments.  The square footage of the Premises and the
              ----------------
     Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

          (4) Books and Records.  Landlord shall maintain books and records
              -----------------
     reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices consistently applied. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office in King County, Washington, upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of Landlord. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause an independent certified public accountant approved by Tenant, which approval shall not be unreasonably withheld or delayed, to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%), in which event Landlord shall reimburse Tenant for the reasonable cost thereof.

          (5) Miscellaneous.  So long as Tenant is in default of any obligation
              -------------
     under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     E.  Real Estate Taxes and Assessments.  Tenant shall pay directly to the
         ---------------------------------
taxing authority, prior to delinquency, all real estate taxes, special or general assessments, and/or other ad valorem taxes on the Project, and shall simultaneously provide Landlord with a copy of Tenant's check or other reasonable evidence of payment of the same.

     3.   PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF
          ------------------------------------------------------------------
PREMISES.
--------

     A.   Condition of Premises.  Landlord is leasing the Premises to Tenant "AS
          ---------------------
IS", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises; provided, however, that Landlord agrees to deliver the Premises to Tenant with the roof watertight, the building systems in operating condition, and any prior tenant's personal property removed.

     B.   Tenant's Possession.  Tenant's taking possession of any portion of the
          -------------------
Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the

Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

     C.   Tenant's Maintenance.  Throughout the Term and subject to Landlord's
          --------------------
maintenance obligations under Section 3D, below, and Section 5B, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted. Tenant's obligations shall include maintenance and repair of the electrical, plumbing and sewage systems, the heating, ventilating and air conditioning systems, and the elevators, lobbies, stairwells, and restrooms (except as set forth in Section 3D and 5B, below). At the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

     D.   Landlord's Maintenance.  Subject to Tenant's reimbursement as part of
          ----------------------
Operating Cost Share Rent, to the extent permitted in this Lease, Landlord shall maintain in good condition (ordinary wear and tear and damage caused by fire and other casualty excepted) the structural and exterior components of the Building, including without limitation, the foundations, bearing and exterior walls, subflooring, roof structure and membrane, and unexposed (below grade) electrical, plumbing and sewage systems. Landlord shall also maintain and repair the exterior common areas, parking areas (including restriping, sweeping and snow removal), outdoor landscaping, walkways, and exterior lighting. Landlord shall not be obligated to repair or replace any fixtures or equipment installed by or for Tenant.

     E.   Landlord's Failure to Maintain.  In the event that Landlord shall fail
          ------------------------------
to perform any of its obligations under Section 3D, above (i) following written notice and opportunity to cure given by Tenant in accordance with Section 22, below, or (ii) in the case of an emergency, within a reasonable time, considering the nature of the emergency, following written notice from Tenant, then in either event, Tenant may perform such obligations on Landlord's behalf, and Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket costs incurred in connection therewith promptly following receipt of Tenant's invoices therefor.

     4.   PROJECT SERVICES.
          ----------------

     Landlord shall furnish services as follows:

     A.   Intentionally Omitted.
          ---------------------

     B.   Elevators.  Landlord shall provide 24-hour elevator service to Tenant.
          ---------

     C.   Electricity.  Landlord shall provide sufficient electricity to operate
          -----------
normal office lighting and equipment.

     D.   Water.  Landlord shall furnish hot and cold tap water for drinking and
          -----
toilet purposes.

     E.   Janitorial and Garbage Service.  Tenant shall provide its own
          ------------------------------
janitorial services and shall procure collection services for all manufacturing waste. Landlord shall provide garbage collection services for normal office waste.

     F.   Interruption of Services.  If any of the Building equipment or
          ------------------------
machinery which Landlord is otherwise responsible to maintain and repair hereunder ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for a period of at least five (5) consecutive business days, monthly Rent shall thereafter be abated proportionately.

     5.   ALTERATIONS AND REPAIRS.
          -----------------------

     A.   Landlord's Consent and Conditions.  Other than the Initial
          ---------------------------------
Improvements to be made by Tenant pursuant to Appendix C hereto, Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent which shall not be unreasonably withheld or delayed, except that Landlord's consent shall not be required for interior, non-structural alterations that do not exceed Fifty Thousand Dollars ($50,000.00) in cost per project so long as (a) such Work does not impact the base structural components or systems of the Building; provided, however, that Tenant may make minor modifications to the Building's systems without the Landlord's consent, and (b) such Work is not visible from outside the Premises. Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion for any Work which (a) impacts the base structural components or, except as permitted above, the systems of the Building, (b) is visible from outside the Premises, or (c) would require penetration of the roof of the Building; provided, however, that Landlord shall not unreasonably withhold, condition or delay its consent to additional equipment to support the Building systems or services or to roof penetrations related to the same (provided, however, that at Landlord's request, Tenant shall use Landlord's contractor in connection with any roof penetrations) or to existing equipment installations. Notwithstanding any provision to the contrary, Tenant shall, at Tenant's cost, on or before the expiration or sooner termination of the Lease, upon Landlord's request, return to the condition existing as of the date hereof, any portion of the Building systems modified by Tenant pursuant to the terms of this Section, and, as to any improvements or alterations for which Tenant shall have otherwise obtained Landlord's consent, upon Landlord's request given at the time of its consent to the Work. In the event Landlord shall have failed to make such request at the time of giving its consent, Tenant may surrender the improvements or alterations to Landlord at the expiration or sooner termination of this Lease.

     Tenant shall reimburse Landlord for actual reasonable costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

     The following requirements shall apply to all Work:

          (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, evidence reasonably satisfactory to Landlord of Tenant's ability to pay all costs.

          (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

          (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

          (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

          (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

          (6) Tenant shall permit Landlord to supervise all Work. If Landlord's employees or contractors perform the Work, Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work.

          (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

     B.   Damage to Systems.  If any part of the mechanical, electrical or other
          -----------------
systems that Landlord is required to maintain and repair under Section 3D above shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself.

The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

     C.   No Liens.  Tenant has no authority to cause or permit any lien or
          --------
encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days after notice thereof either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

     D.   Ownership of Improvements.  All Work as defined in this Section 5,
          -------------------------
including partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures and except Tenant's movable equipment and machinery, constructed in the Premises by either Landlord or Tenant, shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing.

     E.   Removal at Termination.  Upon the termination of this Lease or
          ----------------------
Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects or shall have elected to be removed by Tenant pursuant to Section 5A, and any improvements to any portion of the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant may surrender to Landlord with the Premises, at the expiration or sooner termination of this Lease, the following items contemplated to be installed or constructed in the Premises as part of Tenant's Initial
Improvements: HVAC system and related ducting, chilled water system and piping; E-power generator and pad; plumbing; piping (stainless steel process related); walls; doors; flooring; lighting; wiring; boilers and piping; air compressor; RODI water system and piping; water for injection still, tanks and piping; Waste Kill system; and additional loading docks and loading dock doors.

     6.   USE OF PREMISES.  Tenant shall use the Premises only for general
          ---------------
office, laboratory (including wet lab), research and product development and/or pharmaceutical manufacturing purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall in any event pay, as part of Operating Cost Share Rent, any increased cost of insurance resulting from Tenant's use of the Premises. Tenant shall not allow any use of the Premises which would interfere with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor outside the Building.

     Notwithstanding any other term or provision hereof, if any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building under such laws.

     7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.  Tenant shall comply
          --------------------------------------------
with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects."

     8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.
          --------------------------------------------

     A.   Indemnification.  Except to the extent caused by the negligence or
          ---------------
willful misconduct of Landlord, Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

     Except to the extent caused by the negligence or willful misconduct of Tenant, Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for damage to person or damage to or loss of any property occurring on or about the Project arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

     AS BETWEEN LANDLORD AND TENANT ONLY, EACH HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO THE OTHER UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51) AND/OR THE LONGSHOREMAN'S AND HARBORWORKER'S ACT AND/OR ANY EQUIVALENT ACTS AND EACH

EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST THE OTHER BY THE WAIVING PARTY'S EMPLOYEES. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND EACH PARTY HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED, TO CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

     B.   Tenant's Insurance.  Tenant shall maintain insurance as follows, with
          ------------------
such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease,
     (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than One Million Dollars ($1,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

          (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements constructed by Tenant, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

          (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident             $500,000
                    Disease--Policy Limit     $500,000
                    Disease--Each Employee    $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8B(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better. Tenant shall have the right to maintain its required insurance under blanket policies, provided that Landlord, Landlord's building manager or agent and ground lessor, if any, are named therein as additional insureds with respect to the insurance required in Section 8B(1) and provided that the coverage afforded Landlord and such parties will not be reduced or diminished by reason thereof.

     Tenant shall cause any contractor of Tenant performing construction work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

          (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident             $500,000
                    Disease--Policy Limit     $500,000
                    Disease--Each Employee    $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

     C.   Insurance Certificates.  Tenant shall deliver to Landlord certificates
          ----------------------
evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

     D.   Landlord's Insurance.  Landlord shall maintain "All-Risk" property
          --------------------
insurance at full replacement cost, including earthquake insurance and loss of rents, on the Building, and Commercial General Liability insurance policies with respect to Landlord's maintenance and operation of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

     9.   FIRE AND OTHER CASUALTY.
          -----------------------

     A.   Termination.  If a fire or other casualty causes substantial damage to
          -----------
the Building or the Premises, Landlord shall engage a registered architect qualified to evaluate a special purpose facility such as the Premises to certify within sixty (60) days of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds eighteen (18) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the notifying party's receipt of the architect's certificate. Notwithstanding the foregoing, if flood or other peril for which Landlord is not required to carry insurance causes substantial damage to the Premises or the Building, Landlord may also terminate this Lease by written notice given to Tenant within sixty (60) days from the date of the casualty. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

     B.   Restoration.  If a casualty causes damage to the Building or the
          -----------
Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable.

     10.  EMINENT DOMAIN.  If a part of the Project is taken by eminent domain
          --------------
or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, however, that Tenant shall be entitled to recover a portion of the award attributable to the Initial Improvements paid for by Tenant, which shall be determined by dividing the number of years then remaining in the primary term of the Lease by 20, and multiplying the quotient by the value of such Initial Improvements as determined by the condemning authority. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

     11.  RIGHTS RESERVED TO LANDLORD.
          ---------------------------

     Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

     A.   Name.  To change the name or street address of the Building or the
          ----
suite number(s) of the Premises.

     B.   Signs.  To install and maintain any building and/or Project
          -----
identification signs on the exterior of the Building, and to approve, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building. Landlord's approval shall not be unreasonably withheld or delayed.

     C.   Window Treatments.  To approve, prior to installation, any shades,
          -----------------
blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area. Landlord's approval shall not be unreasonably withheld or delayed.

     D.   Keys.  To retain and use at any time passkeys to enter the Premises or
          ----
any door within the Premises. Tenant may install its own security systems in the Building, provided that Tenant shall provide Landlord with keys or pass cards for any locks installed by Tenant.

     E.   Access.  At reasonable times and upon reasonable notice (except in an
          ------
emergency) to have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Landlord shall observe any reasonable safety and security procedures of Tenant, provided that Landlord has received reasonable advance written notice of the same. Except in an emergency, Landlord shall be accompanied by a representative of Tenant whenever entering Tenant's production areas within the Premises.

     F.   Preparation for Reoccupancy.  To decorate, remodel, repair, alter or
          ---------------------------
otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

     G.   Heavy Articles.  To approve the weight, size, placement and time and
          --------------
manner of movement within the mezzanine area of the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

     H.   Show Premises.  To show the Premises to prospective purchasers,
          -------------
brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant, and provided that Landlord and any such persons do not materially interfere with Tenant's use of the Premises, observe any reasonable safety and security procedures of which Tenant has provided Landlord with advance written notice, and are accompanied by a representative of Tenant whenever entering Tenant's production areas. Subject to the foregoing requirements, Landlord may also show the Premises to prospective tenants during the last twelve (12) months of the Lease term.

     I.   Intentionally Omitted.
          ---------------------

     J.   Use of Lockbox.  To designate a lockbox collection agent for
          --------------
collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

     K.   Repairs and Alterations.  Subject to Tenant's prior approval in each
          -----------------------
of the following instances, which approval shall not be unreasonably withheld, conditioned or delayed, to make repairs or alterations to the Project and in doing so transport any required material through the Premises, to temporarily close entrances, doors, corridors, elevators and other facilities in the Project, to temporarily open any ceiling in the Premises, or to temporarily suspend services in the Building; provided, however, that Tenant's approval shall not be required to the extent any of the foregoing is necessary in an emergency. Landlord shall in any event use reasonable efforts to provide Tenant with reasonable notice before entering the Premises for any of the foregoing purposes in an emergency and to minimize interruption of Tenant's business activities in the Premises, and Landlord shall not unreasonably interfere with Tenant's access to the Premises. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

     L.   Landlord's Agents.  If Tenant is in default under this Lease,
          -----------------
possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

     M.   Building Services.  To install, use and maintain through the Premises,
          -----------------
pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

     N.   Other Actions.  To take any other action which Landlord deems
          -------------
reasonable in connection with the operation, maintenance or preservation of the Building.

     12.  TENANT'S DEFAULT.
          ----------------

     Any of the following shall constitute a default by Tenant:

     A.   Rent Default.  Tenant fails to pay any Rent within five (5) days
          ------------
following written notice that the same is past due.

     B.   Assignment/Sublease or Hazardous Substances Default.  Tenant defaults
          ---------------------------------------------------
after ten (10) days' written notice and opportunity to cure in Tenant's obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

     C.   Other Performance Default.  Tenant fails to perform any other
          -------------------------
obligation to Landlord under this Lease, and, in the case of only the first two
(2) such failures during the Term of this Lease, this failure continues for thirty (30) days after written notice from Landlord, except that if Tenant begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the thirty (30) day period shall be extended to ninety (90) days, or such lesser period as is reasonably necessary to complete the cure;

     D.   Credit Default.  One of the following credit defaults occurs:
          --------------

          (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

          (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

          (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

     E.   Abandonment Default.  Tenant abandons the Premises.
          -------------------

     13.  LANDLORD REMEDIES.
          -----------------

     A.   Termination of Lease or Possession.  If Tenant defaults, Landlord may
          ----------------------------------
elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

     B.   Lease Termination Damages.  If Landlord terminates the Lease, Tenant
          -------------------------
shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date (excluding any additional Base Rent payable by Tenant as a result of any Overstandard Tenant Improvement Allowance paid by Landlord in accordance with Appendix C hereto), reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting. In addition, Tenant shall immediately pay to Landlord upon such termination the unpaid principal balance of any Overstandard Tenant Improvement Allowance paid by Landlord pursuant to Appendix C hereto.

     C.   Possession Termination Damages.  If Landlord terminates Tenant's right
          ------------------------------
to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

     D.   Landlord's Remedies Cumulative.  All of Landlord's remedies under this
          ------------------------------
Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

     E.   WAIVER OF TRIAL BY JURY.  EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT
          -----------------------
OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE.
EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN WASHINGTON, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

     F.   Litigation Costs.  Tenant shall pay Landlord's reasonable attorneys'
          ----------------
fees and other costs in enforcing this Lease, whether or not suit is filed.

     14.  SURRENDER.  Upon termination of this Lease or Tenant's right to
          ---------
possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations as permitted in this Lease, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

     15.  HOLDOVER.  Tenant shall have no right to holdover possession of the
          --------
Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at 125% the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.
          --------------------------------------------

     A.   Subordination.  This Lease shall be subordinate to any present or
          -------------
future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease; provided, however, that as to any future ground lease or mortgage, the ground lessor or mortgagee agrees not to disturb Tenant's possession of the Premises pursuant to this Lease so long as Tenant shall be timely complying with its obligations hereunder. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

     B.   Termination of Ground Lease or Foreclosure of Mortgage.  If any ground
          ------------------------------------------------------
lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any commercially reasonable document furnished by the requesting party to evidence Tenant's agreement to attorn.

     C.   Security Deposit.  Any ground lessor or mortgagee shall be responsible
          ----------------
for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

     D.   Notice and Right to Cure.  The Project is subject to any ground lease
          ------------------------
and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued; provided, however, that the foregoing shall not preclude Tenant from making emergency repairs on Landlord's behalf, as permitted in Section 4E, above.

     E.   Definitions.  As used in this Section 16, "mortgage" shall include
          -----------
"deed of trust" and/or "trust deed" and "mortgagee" shall include "beneficiary" and/or "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and

"purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17.  ASSIGNMENT AND SUBLEASE.
          -----------------------

     A.   In General.  Tenant shall not, without the prior consent of Landlord
          ----------
in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease (except as permitted in Section 17G, below),
(iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. Except in the case of a Permitted Transfer, as defined in Section 17D, below, if Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

     B.   Landlord's Consent.  Landlord will not unreasonably withhold its
          ------------------
consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iii) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (iv) the proposed assignee or subtenant is a government entity, or (v) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

     C.   Procedure.  Tenant shall notify Landlord of any proposed assignment or
          ---------
sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

     D.   Permitted Transfers.  Notwithstanding the terms of Section 17B, above,
          -------------------
and subject to Tenant's compliance with the terms set forth in Section 17C, above, Landlord agrees to consent to Tenant's assignment of this Lease or subletting of all or a portion of the Premises to (i) an Affiliate of Tenant;
(ii) a successor corporation of Tenant by merger; or (iii) subject to Landlord's reasonable approval of such entity's financial ability to perform its obligations under this Lease, an entity that purchases substantially all of Tenant's assets as a going concern ("Permitted Transfers").

     E.   Excess Payments.  If Tenant shall assign this Lease or sublet any part
          ---------------
of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt, after deduction of Tenant's reasonable out-of-pocket costs incurred in connection with the assignment or sublease.

     F.   Recapture.  Except in the case of a Permitted Transfer, Landlord may,
          ---------
by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment, terminate this Lease as of the effective date of the proposed assignment and all obligations under this Lease shall expire except as to any obligations that expressly survive any termination of this Lease.

     G.   Permitted Encumbrance.  Notwithstanding the terms of Section 17A(ii);
          ---------------------
(i) Tenant may grant to Medeva Pharmaceuticals, Inc., a Delaware corporation, or to Celltech Group plc, a public limited liability company organized under the laws of England, or to an Affiliate of either of them, a security interest in Tenant's interest in this Lease; (ii) Landlord will accept such entity as the tenant under this Lease if the applicable entity succeeds to Tenant's interest as a result of the foreclosure or other exercise of the security interest; and
(iii) Landlord agrees not to terminate this Lease as a result of Tenant's default without giving the applicable entity notice of the specific default(s) (which may include a contemporaneous copy of any default notice delivered to Tenant) and the same opportunity to cure the default given to Tenant under the terms of this Lease (except that a default by Tenant under Section 12D of this Lease shall not be grounds for termination of this Lease if the applicable entity assumes the obligations of Tenant under this Lease as provided in Section
17G); all of the foregoing provided that at the time the security interest is entered into (a) the applicable entity agrees in writing with Landlord that, if it takes possession of the Premises, it will assume Tenant's obligations under this Lease which accrue or continue after the date it takes possession and that it will timely cure any prior defaults of Tenant of which it has received notice, (b) the interest of such entity shall in all respects remain subordinate to the interests of Landlord hereunder and to any future lender of Landlord, and
(c) at the request of Landlord and/or any Landlord lender, such entity will execute such commercially reasonable documents as may be required to further evidence such subordination. Such entity shall provide Landlord with its address for notices. Landlord's consent to Tenant's granting a security interest in Tenant's leasehold interest to any other entity shall not be unreasonably withheld or delayed, provided that (w) Landlord is reasonably satisfied that such entity possesses the experience and financial ability to perform the obligations of Tenant hereunder, (x) such entity agrees in writing with Landlord at the time the security interest is entered into that, if it takes possession of the Premises, it will assume Tenant's obligations under this Lease which accrue or continue after the date it takes possession and that it will timely cure any prior defaults of Tenant of which it has received notice, (y) the interest of such entity shall in all respects remain subordinate to the interests of Landlord hereunder and of any future Landlord lender, and (z) at the request of Landlord and and/or any Landlord lender, such entity will execute such commercially reasonable documents as may be required to further evidence such subordination. Nothing contained in this Section 17G shall in any way diminish or affect any right of Landlord against the Tenant should Tenant default in its obligations under the terms of this Lease, except Landlord's right to terminate the tenancy as provided herein. Landlord's delivery of any default notice to any entity holding a security interest in Tenant's leasehold interest shall not afford such entity any greater time period or rights to cure than those afforded Tenant in this Lease. Tenant may grant only one security interest in Tenant's leasehold interest at a time. No security interest in Tenant's leasehold interest will be valid or enforceable as against Landlord unless entered into in strict compliance with this section.

     18.  CONVEYANCE BY LANDLORD.  If Landlord shall at any time transfer its
          ----------------------
interest in the Project or this Lease, Landlord shall be released of any obligations accruing after such transfer (but not any surviving indemnities relating to events or obligations accruing prior to the transfer), except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

     19.  ESTOPPEL CERTIFICATE.  Each party shall, within ten (10) days of
          --------------------
receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

     20.  SECURITY DEPOSIT.  Tenant shall deposit with Landlord on the date of
          ----------------
this Lease, as security for the performance of all of its obligations under this Lease, an irrevocable, standby letter of credit (the "Letter of Credit"), in form and content reasonably satisfactory to Landlord, in the amount of One Million Dollars ($1,000,000.00). Provided that Tenant is not in default under the terms of this Lease at the times the reductions would otherwise occur, the amount of the Letter of Credit may be reduced by twenty percent (20%) at the expiration of each of the first four (4) years of the Lease term; in no event shall the Letter of Credit be reduced below Two Hundred Thousand Dollars ($200,000.00).

     In addition to the foregoing Letter of Credit, if Tenant should elect to have Landlord provide the Overstandard Tenant Improvement Allowance provided for in paragraph 4 of Appendix C hereto, Tenant shall deposit with Landlord, within ten (10) days following Tenant's written notice of its election to do so, a second Letter of Credit in the amount of $3,784,600.00, in form and content reasonably satisfactory to Landlord; provided, however, that the amount of such Letter of Credit may be reduced to the amount of the Overstandard Tenant Improvement Allowance actually paid by Landlord, if less, upon determination of such amount. Provided that Tenant is not in default under the terms of this Lease at the times the reductions would otherwise occur, the amount of the second Letter of Credit may be reduced by 1/15, or 6.67%, at the expiration of each year of the primary term of this Lease.

     Tenant may at any time deposit cash amounts with Landlord equivalent to the amounts of the Letter(s) of Credit set forth above, and such cash and/or the Letter(s) of Credit shall be deemed the "Security Deposit." If Landlord draws the full amount of the Letter(s) of Credit as a result of Tenant's failure to renew or replace the Letter(s) of Credit, the funds drawn shall be deemed to be cash amounts applicable to the required amount of the Security Deposit. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, or should the amount available to Landlord be less than the full amount required hereunder if Tenant fails to renew or replace the Letter(s) of Credit, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount, and Tenant's failure to do so shall be deemed a default hereunder without the necessity of any further notice under Article 12 of this Lease. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

     If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

     21.  FORCE MAJEURE.  Neither party shall be in default under this Lease to
          -------------
the extent it is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond its reasonable control ("Force Majeure"); provided, however, that the foregoing shall not excuse either party from failure to timely perform its monetary obligations under this Lease.

     22.  LANDLORD'S DEFAULT.  If Landlord breaches any of its obligations under
          ------------------
this Lease, Tenant shall notify Landlord in writing, specifically identifying the obligation Tenant claims to have been breached. Landlord shall not be deemed to be in default unless such breach continues for thirty (30) days after such written notice from Tenant, except that if Landlord begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then the thirty (30) day period shall be extended to ninety (90) days, or such longer period as may reasonably be necessary to complete the cure, so long as Landlord shall be diligently and expeditiously prosecuting such cure to completion. Nothing contained herein shall be deemed to prevent Tenant from effecting emergency maintenance or repairs in accordance with the provisions of Section 4E, above.

     23.  NOTICES.  All notices, consents, approvals and similar communications
          -------
to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

     A.   Landlord.  To Landlord as follows:
          --------

          CarrAmerica Realty Corporation
          10785 Willows Road N.E., Suite 250
          Redmond, Washington  98052
          Attn:  Market Officer

          with a copy to:

          CarrAmerica Realty Corporation
          1850 K Street, NW
          Suite 500
          Washington, D.C. 20006
          Attn:  Lease Administration

or to such other person at such other street address as Landlord may designate by notice to Tenant.

     B.   Tenant.  To Tenant as follows:
          ------
          Targeted Genetics
          Attn: Senior Director of Operations
          1100 Olive Way, Suite 100
          Seattle, Washington 98101

or to such other person at such other street address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

     24.  QUIET POSSESSION.  So long as Tenant shall perform all of its
          ----------------
obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

     25.  REAL ESTATE BROKER.  Tenant represents to Landlord that Tenant has not
          ------------------
dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

     26.  MISCELLANEOUS.
          -------------

     A.   Successors and Assigns.  Subject to the limits on Tenant's assignment
          ----------------------
contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

     B.   Date Payments Are Due.  Except for payments to be made by Tenant under
          ---------------------
this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

     C.   Meaning of "Landlord", "Re-Entry," "including" and "Affiliate".  The
          --------------------------------------------------------------
term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

     D.   Time of the Essence.  Time is of the essence of each provision of this
          -------------------
Lease.

     E.   No Option.  This document shall not be effective for any purpose until
          ---------
it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

     F.   Severability.  The unenforceability of any provision of this Lease
          ------------
shall not affect any other provision.

     G.   Governing Law.  This Lease shall be governed in all respects by the
          -------------
laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

     H.   Lease Modification.  Tenant agrees to modify this Lease in any way
          ------------------
requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

     I.   No Oral Modification.  No modification of this Lease shall be
          --------------------
effective unless it is a written modification signed by both parties.

     J.   Landlord's Right to Cure. Landlord may cure any default by Tenant; any
          ------------------------
expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

     K.   Captions.  The captions used in this Lease shall have no effect on the
          --------
construction of this Lease.

     L.   Authority.  Landlord and Tenant each represents to the other that it
          ---------
has full power and authority to execute and perform this Lease.

     M.   Landlord's Enforcement of Remedies.  Landlord may enforce any of its
          ----------------------------------
remedies under this Lease either in its own name or through an agent.

     N.   Entire Agreement.  This Lease, together with all Appendices,
          ----------------
constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

     O.   Landlord's Title.  Landlord's title shall always be paramount to the
          ----------------
interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

     P.   Light and Air Rights.  Landlord does not grant in this Lease any
          --------------------
rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

     Q.   Singular and Plural.  Wherever appropriate in this Lease, a singular
          -------------------
term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

     R.   No Recording by Tenant.  Tenant shall not record in any public records
          ----------------------
any memorandum or any portion of this Lease; provided, however, that upon the request of either party, the parties shall execute a memorandum of this Lease in commercially reasonable form for recording by and at the expense of the requesting party.

     S.   Exclusivity.  Landlord does not grant to Tenant in this Lease any
          -----------
exclusive right except the right to occupy its Premises.

     T.   No Construction Against Drafting Party.  The rule of construction that
          --------------------------------------
ambiguities are resolved against the drafting party shall not apply to this Lease.

     U.   Survival.  All obligations of Landlord and Tenant under this Lease
          --------
shall survive the termination of this Lease.

     V.   Rent Not Based on Income.  No rent or other payment in respect of the
          ------------------------
Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

     W.   Building Manager and Service Providers.  Landlord may perform any of
          --------------------------------------
its obligations under this Lease through its employees or third parties hired by the Landlord.

     X.   Late Charge and Interest on Late Payments.  Without limiting the
          -----------------------------------------
provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

     Y.   Tenant's Financial Statements.  Within ten (10) days after Landlord's
          -----------------------------
written request therefor, Tenant shall deliver to Landlord the current audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year's financial statements, each with an opinion of a certified public accountant and including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied.

     Z.   Parking.  Landlord shall maintain a parking ratio of three (3) cars
          -------
per 1,000 rentable square feet of Premises in the parking area serving the Premises. The parking areas on the Project are shown on the attached Appendix A-2 hereto. Landlord shall not knowingly permit any person or entity other than Tenant to park vehicles in the parking areas on the Project.

     27.  UNRELATED BUSINESS INCOME.  If Landlord is advised by its counsel at
          -------------------------
any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

     28.  HAZARDOUS SUBSTANCES. Except for those Hazardous Substances reasonably
          --------------------
related to Tenant's permitted business operations in the Premises, Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project. Any and all such Hazardous Substances shall be produced, stored, used, discharged and disposed of in full compliance with all applicable Governmental Requirements and the requirements of regulatory authorities having jurisdiction. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. Tenant hereby agrees that it will be fully liable for and shall indemnify, defend, and hold harmless Landlord, its agents, contractors, stockholders, directors, successors, representatives, and assigns, from and against all losses, costs, claims, liabilities, damages, cleanup costs, fines, penalties, and expenses (including attorneys' and consultants' fees), arising from Tenant's production, use, storage, discharge or disposal of Hazardous Substances on or about the Premises or the Project in violation of the terms of this Lease. Tenant shall give Landlord immediate notice of any violation of the requirements of this Section 28, as well as copies of any notices of violation received by Tenant from any third party. At the request of

Landlord, Tenant shall provide Landlord with the names and approximate amounts of the Hazardous Substances that Tenant has used and stored on or about the Premises, as well as copies of governmental reports prepared by or on behalf of Tenant in connection with such Hazardous Substances and other information as Landlord may reasonably request from time to time regarding Tenant's use and storage of Hazardous Substances. To the best of Landlord's knowledge, (a) no Hazardous Substances in reportable quantities are present in the Building or the Project as of the date of this Lease; (b) no underground storage tanks are present on the Project; and (c) no action, proceeding or claim is pending or threatened regarding the Building or the Project concerning any Hazardous Substances.

     29.  EXCULPATION.  Landlord shall have no personal liability under this
          -----------
Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                         LANDLORD:

                         CARRAMERICA REALTY CORPORATION,
                         a Maryland corporation

                         By:        /s/ Philip L. Hawking
                            -----------------------------
                         Print Name:  Philip L. Hawking
                                    ---------------------
                         Print Title:  C.O.O.
                                     --------------------


                         TENANT:

                         TARGETED GENETICS CORPORATION,
                         a Washington corporation

                         By:        /s/ H. Stewart Parker
                            -----------------------------
                         Print Name:  H. Stewart Parker
                                    ---------------------
                         Print Title:  Pres. & CEO
                                     --------------------

DISTRICT OF COLUMBIA   )
                       ) ss.
                       )

     On this 17th day of July 2000, before me, the undersigned, a Notary Public in and for the District of Columbia, duly commissioned and sworn as such, personally appeared Philip A. Hawking, to me known to be the Chief Operating Officer of CarrAmerica Realty Corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal the day and year in this certificate first above written.
                                /s/ Alice Anne Arth
                         -------------------------------------------------
                         Printed Name:   Alice Anne Arth
                                         ---------------------------------
                         NOTARY PUBLIC in and for the District of Columbia,
                         residing at   Washington D.C.
                                       -----------------------------------
                         My commission expires:    April 30, 2003
                                                   -----------------------




STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF    KING    )

  I CERTIFY that I know or have satisfactory evidence that H. Stewart Parker is the person who appeared before me, and acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the President/CEO of Targeted Genetics Corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

  DATED:  7 July 2000
          -----------
                                /s/ Jeremiah Sadona
                         -------------------------------------------------
                                Jeremiah Sadona
                         -------------------------------------------------
                                (Print Name)
                         NOTARY PUBLIC in and for the State of Washington,
                         residing at   Seattle
                                       -----------------------------------
                         My commission expires:    April 30, 2001
                                                   -----------------------

                                   APPENDIX A

                              PLAN OF THE PREMISES
                              --------------------

                (Plan depicting the Premises and the Site Plan)

                                   APPENDIX B

                             RULES AND REGULATIONS
                             ---------------------

     1.   Intentionally Omitted.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project, except to the extent necessary to repair and maintain Tenant's rooftop equipment.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5.   Intentionally Omitted.

     6. Tenant shall not use the Premises for housing, lodging or sleeping purposes, or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

     7.   Intentionally Omitted.

     8.   Intentionally Omitted.

     9.   Intentionally Omitted.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as reasonably approved by Landlord.

     11.  Intentionally Omitted.

     12.  Intentionally Omitted.

     13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     14.  Intentionally Omitted.

     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     18. No bicycle or other vehicle and no pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not do anything in the Premises reasonably tending to create, or maintain, a nuisance, or do any act reasonably tending to injure the reputation of the Building.

     19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:

          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

          (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

     20. Tenant shall not do or permit the manufacture, sale, purchase or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     21.  Tenant shall not disturb the quiet enjoyment of any other tenant.

     22.  Intentionally Omitted.

     23. Landlord may place and keep on the windows and doors of the Premises at any time during the last twelve (12) months of the Lease term signs advertising the Premises for Rent.

     24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     26. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device that may be heard from outside the Building, radio receiver or transmitter, TV transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     27.  Tenant shall promptly remove all rubbish and waste from the Premises.

     28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     29.  Intentionally Omitted.

     30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. The foregoing shall not be deemed to apply to hanging lightweight personal items on the inside walls of the Premises.

     32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building; provided, however, that Landlord agrees to coordinate the same with Tenant in advance.

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT
                          ----------------------------

     1. INITIAL IMPROVEMENTS. Tenant shall improve the Premises, including removal of some or all of the existing improvements, in accordance with plans and specifications approved by Landlord (the "Plans"), which approval shall not be unreasonably withheld or delayed (such improvements are referred to herein as the "Initial Improvements"). Tenant's Initial Improvements shall include supplementation, modification and replacement of the Building's HVAC system; expansion of the water supply, including potentially replacing water mains and lines; expansion of the electrical service facilities, including installation of an auxiliary generator in the rear of the Building in a location to be reasonably approved by Landlord; relocation and/or replacement of the existing loading docks; construction of additional loading docks; enhancement of the roof structure; demolition of the existing mezzanine, provided that Tenant constructs another mezzanine in a location reasonably approved by Landlord and provided that the leasable square footage of the Premises is not reduced; increasing the sewer capacity; addition of discharge septic treatment facilities; relocating Building entrances; and relocating and/or adding floor drains. Tenant shall perform the Initial Improvements at its own cost, subject to the Landlord's Contribution (hereinafter defined). Tenant shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect, and mechanical and electrical engineer(s). Such engineer(s) shall be approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall furnish the initial draft of the Plans to Landlord for its review and approval as soon as reasonably possible. Landlord shall within two (2) weeks after receipt either provide comments to such Plans or approve the same. Landlord shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments within a reasonable time, considering the scope of Landlord's comments, after receipt of Landlord's comments. Landlord shall within one week after receipt then either provide comments to such revised Plans or approve such Plans. Landlord shall be deemed to have approved such revised Plans if Landlord does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. The parties agree in any event to cooperate with each other in good faith throughout the foregoing process to reach mutual approval of the Plans, taking into account the usability and functionality of Tenant's proposed modifications to the Premises for future occupants. The parties shall signify their mutual approval of the Plans by initialing the same. The Initial Improvements shall be performed by a contractor reasonably acceptable to Landlord (the "Contractor"). Tenant hereby agrees that the Plans for the Initial Improvements shall comply with all applicable Governmental Requirements. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements.

   All Initial Improvements shall be insured under a construction property insurance policy, insuring the full replacement value from time to time of the Initial Improvements. All Initial

Improvements shall be constructed in a good and workmanlike manner, and only good grades of material shall be used. All Initial Improvements shall be performed in such a fashion and by such means as necessary to maintain a professional work environment in the areas surrounding the space to be improved. Tenant shall only use labor that will work in peace and harmony with other contractors and workers serving the Building in constructing the Initial Improvements. Tenant shall avoid actions which interfere with or delay the activities of other contractors serving the Building and other tenants. All Initial Improvements shall be performed in compliance with Landlord's "Policies, Rules and Regulations for Construction Projects". Tenant shall permit Landlord to observe and monitor all Initial Improvements.

     2. CHANGE ORDERS. If Tenant shall require improvements ("Change Orders") to the Premises in addition to or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval, which approval will not be unreasonably withheld or delayed, plans and specifications for such Change Orders. Landlord shall within one week after receipt of such initial draft of plans and specifications for the Change Orders (the "Change Order Plans") either provide comments to such Change Order Plans or approve the same, and Landlord's failure to respond within one week after receipt of such initial draft shall be deemed approval. If Landlord provides Tenant with comments to the initial draft of the Change Order Plans, Tenant shall provide revised Change Order Plans to Landlord incorporating Landlord's comments within a reasonable time, considering the scope of Landlord's comments, after receipt of Landlord's comments.
Landlord shall then either provide comments to such revised Change Order Plans or approve such Change Order Plans, and Landlord's failure to respond within one week after receipt of such revised Change Order Plans shall be deemed approval. The process described in the previous sentence shall be repeated, if necessary, until the Change Order Plans have been finally approved by Landlord. The parties agree to cooperate in good faith to reach mutual approval of any proposed Change Orders, taking into account the usability and functionality of the Premises for future occupants. Tenant shall pay for all preparations and revisions of the Change Order Plans and the construction of all Change Orders.

     3. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount up to $10.00 per rentable square foot ("Landlord's Contribution") toward the costs incurred for the Initial Improvements, inclusive of any permitting costs and Tenant's reasonable out-of-pocket design and engineering fees, Landlord's project management services, if any, and any Change Orders. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution, except as provided in paragraph 4 of this Appendix below. Upon written request of Tenant (not more frequently than twice each month), Landlord shall pay all or any portion of the Landlord's Contribution to Tenant, within thirty (30) days after receipt of (a) invoices,
(b) evidence satisfactory to Landlord that the work covered by such invoices has been completed in a satisfactory manner, (c) all necessary lien waivers and sworn affidavits, (d) marked electronic copies of, and, at Landlord's request, marked reproducible copies of the originally approved Plans showing all substantial changes made in constructing the Initial Improvements during such period from the Plans as originally approved, (e) all close-out documentation set forth in Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the execution of the Lease, and (f) such other documentation as Landlord may reasonably require under the circumstances.
Tenant shall deliver electronic copies of, and, at

Landlord's request, reproducible as-built Plans to Landlord at the conclusion of Initial Improvements.

     4. OVERSTANDARD TENANT IMPROVEMENT ALLOWANCE. In addition to the Landlord's Contribution provided for in paragraph 3, above, Tenant may, by giving Landlord written notice of its good faith intent to exercise its rights under this paragraph no later than November 1, 2000, and its formal notice confirming such election no later than February 1, 2001, elect to have Landlord pay up to $50.00 per rentable square foot as an Overstandard Tenant Improvement Allowance toward the costs incurred for the Initial Improvements, inclusive of any permitting costs and Tenant's reasonable out-of-pocket design and engineering fees, Landlord's project management services, if any, and any Change Orders. The Overstandard Tenant Improvement Allowance shall be payable by Landlord to Tenant in the manner and in accordance with the criteria set forth in paragraph 3, above, applicable to Landlord's Contribution. In such event, the Overstandard Tenant Improvement Allowance paid by Landlord, together with interest thereon at thirteen percent (13%) per annum, shall be amortized over the primary term of this Lease and paid by Tenant as additional Base Rent; provided, however, that Tenant may pay to Landlord the unpaid principal balance of the Overstandard Tenant Improvement Allowance at any time.

     5. COMMENCEMENT DATE DELAY. The Commencement Date shall be delayed for each day after October 1, 2000 that Landlord fails to make the Premises available to Tenant for construction of, or preparation for construction of, the Initial Improvements, except to the extent that the delay shall be caused by any act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

     6.   MISCELLANEOUS.

     Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

                                   APPENDIX D

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT
                   -----------------------------------------


                                     [None]

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION
                         ------------------------------


Landlord:      CarrAmerica Realty Corporation, a Maryland corporation

Tenant:        Targeted Genetics Corporation, a Washington corporation

     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of June _______, 2000 (the "Lease") for certain premises known as Building A, Canyon Park East, Bothell, Washington (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

     1.   Lease Commencement Date, Termination Date.  Landlord and Tenant hereby
          -----------------------------------------
agree that the Commencement Date of the Lease is _____________, 2000, and the Termination Date of the Lease is _______________, _____.

     2.   Acceptance of Premises.  Tenant has inspected the Premises and affirms
          ----------------------
that the Premises is acceptable in all respects in its current "as is" condition.

     3.   Incorporation.  This Confirmation is incorporated into the Lease, and
          -------------
forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                              TENANT:

                              Targeted Genetics Corporation,
                              a Washington corporation

                              By:  /s/ H. Stewart Parker
                                   ---------------------
                              Print Name:  H. Stewart Parker
                                           -----------------
                              Print Title:  Pres. & CEO
                                            -----------


                              LANDLORD:

                              CarrAmerica Realty Corporation,
                              a Maryland corporation

                              By:  /s/ Philip L. Hawkins
                                   ---------------------
                              Print Name:  Philip L. Hawkins
                                           -----------------
                              Print Title:  C.O.O.
                                            ------

                                   APPENDIX F

                               LEGAL DESCRIPTION
                               -----------------

PARCEL A:

TRACT 29A OF BINIDNG SITE PLAN RECORDED UNDER AUDITORS'S FILE NUMBER 9301205003, BEGIN A PORTION OF SECTION29, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M.

PARCEL B:

AN EASEMENT FOR UTILITIES, TRAFFIC FLOW AND RIGHT OF WAY ACCESS, INGRESS AND EGRESS AS CREATED BY INSTRUMENT RECORDED JANUARY 17, 1990 UNDER AUDITOR'S FILE NUMBER 9001170513, OVER AND ACROSS:

THAT PORTION OF THE SOUTHWEST AND SOUTHEAST QUARTERS OF SECTION 29, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., IN SNOHOMISH COUNTY, WASHINGTON DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF TRACT 29A, AS SHOWN ON THE BINDING SITE PLAN/RECORD OF SURVEY OF CANYON PARK BUSINESS CENTER AS RECORDED IN VOLUME 1 OF BINDING SITE PLAN/RECORD SURVEYS, PAGES 189 THROUGHT 192 UNDER AUDITOR'S FILE NUMBER 8912015002, RECORDS OF SAID COUNTY; THENCE NORTH 83 [degrees] 03'52" EAST ALONG THE SOUTH LINE OF SAID TRACT A DISTANCE OF 326.46 FEET;
THENCE SOUTH 06 [degrees] 56'08" EAST 11.41 FEET;
THENCE SOUTH 83 [degrees] 03'52" WEST 273.62 FEET;
THENCE SOUTH 73 [degrees] 31'51" WEST 15.72 FEET TO THE POINT OF CURVE OF A 35 FOOT RADIUS CURVE TO THE LEFT;
THENCE WESTERLY ALONG SAID CURVE AN ARC DISTANCE OF 49.05 FEET TO THE EAST LINE OF TRACT 29 ROAD AS SHOWN ON SAID BINDING SITE PLAN/RECORD OF SURVEY;
THENCE NORTH 16 [degrees] 28'09" WEST ALONG SAID EAST LINE 49.11 FEET TO THE POINT OF THE BEGINNING.

PARCEL C:

A NON-EXCLUSIVE EASEMENT CREATED BY RECIPROCAL EASEMENT AGREEMENT RECORDED MARCH 6, 1991 UNDER AUDITOR'S FILE NUBMER 9103060251 FOR INGRESS, EGRESS AND UTILITIES OVER TRACT 29 ROAD AND TRACT 29 ROAD EXTENSION DESCRIBED IN SAID INSTRUMENT AND AS DELINEATED ON BINIDNG SITE PLAN/RECORD OF SURVEY RECORDED UNDER AUDITOR'S FILE NUMBER 9301205003; SAID EASEMENT BEING A PORTION OF THE NORTHWEST QUARTER, THE SOUTHWEST QUARTER AND THE SOTHEAST QUARTER OF SECTION 29, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M. SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON.

                                   ADDENDUM 1

                                EXTENSION OPTION
                                ----------------

   Subject to Subsection B below, Tenant may at its option extend the Term of this Lease for a period of five (5) years. Such period is called the "Renewal Term." The Renewal Term shall be upon the same terms contained in this Lease excluding the provisions of Appendix C of this Lease and except for the payment of Base Rent during the Renewal Term; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

   A. The Base Rent during the Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the Renewal Term, or (ii) the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in Canyon Park, North Creek, Redmond, and surrounding areas (not taking into account, however, any incremental increased rental value of the Premises resulting from Tenant's Initial Improvements, to the extent the same were paid for directly by Tenant in excess of Landlord's contribution, and not taking into account any subsequent alterations to the Premises paid for directly by Tenant).

   B. To exercise the option, Tenant must deliver a binding notice to Landlord not less than twelve (12) months prior to the expiration of the initial Term of this Lease. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of the Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

   C.  Market Rate shall be determined as follows:

     (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then at some point between thirteen (13) and eleven (11) months prior to the commencement of the Renewal Term (or, at Landlord's election, at an earlier point), Landlord shall calculate and inform Tenant of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

     (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) and (iv) below.

     (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five
   (5) years of experience in appraising office space in the Canyon Park, North Creek, Redmond and surrounding area (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

     (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

   D.  Tenant's option to extend this Lease is subject to the conditions that:
(i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) except in the case of a Permitted Transfer, Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is effective at any time during the final twelve
(12) months of the initial Term.